Exhibit 99.4
Riverview Acquisition Westrock Coffee Merger

[Anchor Investor],

When we launched the Riverview IPO last August, we told you that our goal was to find a merger partner in an attractive business with identifiable growth potential and competitive advantages.  We also stressed that we were focused on a partner with a strong management team who is capable, experienced, ethical, and ready to run a company in the public market.  This partner would demonstrate a clear strategy, effective operations, and a strong culture with outstanding governance.  After an extensive process in which we reviewed a number of opportunities, we are confident that we have achieved our objective with the proposed business combination between Riverview and Westrock Coffee.  Please visit www.riverviewacquisition.com for more details.

We sincerely appreciate the support and trust you demonstrated last August.  Thank you for a being a critical part of our foundation.

Brad Martin, Charles Slatery, and Will Thompson

Riverview Acquisition Corp